UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   July 23, 2007

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Five TEK Park
9999 Hamilton Blvd.
Breinigsville, Pennsylvania	18031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 904-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                                 At its meeting on July 23, 2007, the board of directors of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P., elected Mr. Vance E. Powers as Acting Chief Financial Officer of the General Partner, effective immediately following the effectiveness of the previously announced resignation of Mr. Robert B. Wallace as Senior Vice President, Finance and Chief Financial Officer of the General Partner.  Mr. Powers, 50, has served as Vice President, Finance and Controller for the General Partner since December 2003. Prior thereto, he served as Controller of the General Partner.

Mr. Powers was also elected by the board of directors of MainLine Management LLC (“MainLine Management”) to serve as Acting Chief Financial Officer of MainLine Management, immediately following the effectiveness of the previously announced resignation of Mr. Robert B. Wallace as Senior Vice President, Finance and Chief Financial Officer of MainLine Management. MainLine Management is the general partner of Buckeye GP Holdings L.P. (NYSE: BGH), which is the parent of the General Partner. Mr. Powers has served as Vice President, Finance and Controller, for MainLine Management since Buckeye GP Holdings L.P. was formed in 2006.

There is no arrangement or understanding between Mr. Powers and any other persons pursuant to which he was elected as Acting Chief Financial Officer of the General Partner or MainLine Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	STEPHEN C. MUTHER
Stephen C. Muther
Executive Vice President, Administration,
and Legal Affairs

Dated: July 23, 2007